NEWS RELEASE

Contact:	Trey Stolz
Director, Investor Relations
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ACQUIRES WELL SERVICES BUSINESS FROM NEXTIER
TO CREATE LEADING WELL SERVICING PROVIDER IN THE U.S.

Transformative Transaction Expands Basic’s
Customer Base and Footprint in Key Oil Basins

Pro Forma Adjusted EBITDA of Approximately $102 Million in 2019

Delivers Significant Free Cash Flow and an Enhanced Credit Profile

Expects to Achieve $17 Million in Annual Run-Rate Cost Synergies

Basic to Host Conference Call Today at 10:30 A.M. ET / 9:30 A.M. CT

FORT WORTH, TEXAS - March 9, 2020 - Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced that it has acquired the production operations from NexTier (NYSE: NEX) for a consideration of approximately $94 million.

The NexTier production operations, known as C&J Well Services, originally established in San Angelo, Texas, in 1948 by Frank Pool, founder of Pool Well Servicing, is the third largest rig servicing provider in the U.S. C&J Well Services has a leading footprint in California and comes with a blue-chip customer base. C&J Well Services’ safety track record is unmatched and achieved through a multi-faceted approach that ensures employees endorse, support and live a culture of safety.

“This transaction solidifies Basic’s foundation to become the leading and most trusted production services provider in the country,” said Keith L. Schilling, President and Chief Executive Officer of Basic. “Starting with the near-complete sale of our pumping services assets, we have taken important steps to bolster our core production-focused businesses, enhance our credit profile and ultimately position the Company for future growth and leadership. With an expanded customer base in active basins, achievable synergies and an enhanced cash flow and credit profile, Basic will be well positioned to increase stockholder value. In addition, by combining these businesses, we believe we will leverage our premier assets and geographic positions to efficiently manage through market cycles. Importantly, we expect our increased operating scale, enhanced credit metrics and strong cash flow generation will enable the Company to continue to de-lever while remaining a disciplined but active participant in the ongoing consolidation occurring in our industry.”

Jack Renshaw, current Senior Vice President of C&J Well Services, will join Basic to lead the newly formed Western Region, consisting of all California and Rocky Mountain operations. Mr. Renshaw will continue to play a critical role building upon C&J Well Services’ legacy of strong customer relationships and culture of safety.

Jim Newman, Senior Vice President, Region Operations, will continue to oversee operations in the Permian and Central Regions, as well as Agua Libre Midstream. Adam Hurley, current Vice President, Strategy and Business Development of Basic, will take on the role of Chief Integration Officer, and will be responsible for overseeing the integration process, including optimizing the combined business model and extracting cost synergies.

Mr. Renshaw said, “I am excited to be joining Basic, and having started my career at Pool Well Servicing more than 30 years ago, I have experienced firsthand how the industry has evolved to meet today’s customer demands. My team and I are proud to be a part of creating the leading production services company in the U.S. built on a foundation of safety and performance.”

Key Strategic and Financial Benefits

•
Creates the Leading Well Services Provider in the U.S.: Together with C&J Well Services, Basic will expand the country’s leading workover fleet, which includes 411 high spec rigs, and will now be nearly 5,000 employees strong across 11 states.

•
Expands Footprint in the Permian, California and Other Key Oil Basins with Blue-Chip Customers: C&J Well Services brings to Basic a high-quality, complementary operating network and customer base, with a material presence in the most prolific U.S. basins, including a premier Permian position. In California, where well servicing requirements are unique, C&J Well Services is the “first call provider” for the largest and most active operators in the state.

•
Strengthens Financial Profile and Credit Metrics: The 2019 pro forma revenues total approximately $916 million, with pro forma adjusted EBITDA of $102 million. Basic’s credit profile will improve, with net debt / adjusted 2019 EBITDA of 3.2x, inclusive of synergies outlined below. The combined company will also generate significant cash flow that will allow it to further reduce leverage. Basic estimates that liquidity immediately post-closing will total approximately $65 million, and the Company expects that number to increase through the remainder of the year from higher cash flow on a combined basis.

•
Delivers Substantial Run-Rate Synergies: Basic expects to achieve approximately $17 million of annual run-rate cost synergies by year-end 2020, driven primarily by SG&A reduction and Direct and Yard-Level expense reductions.

Financing, Transaction Structure & Board Composition

The Boards of Directors of both companies have approved the transaction, including in the case of Basic, on the unanimous recommendation of a special committee of independent directors. The transaction closed on March 9, 2020, upon signing of the definitive agreement between the parties.

Basic funded the acquisition through a combination of cash and notes described below. The cash component of approximately $59 million consisted of cash on hand, proceeds from Basic’s previously announced sale of its pumping services assets, and bridge financing of $15 million committed by Ascribe Capital (“Ascribe”).

In addition, Basic provided to NexTier an aggregate principal amount of $34 million of 10.75% senior secured notes due October 2023, contributed by Ascribe. In consideration for Ascribe’s contribution of outstanding senior notes, Basic issued to Ascribe common stock equivalents equal to an 83% pro forma ownership stake in Basic. After giving effect to the transaction, Ascribe holds an approximately 85% ownership stake in Basic. Under the terms of the agreement, the Notes include a make-whole guarantee to par value of $34 million if held to the one year anniversary of March 9, 2021. The make-whole is issued under a fund guarantee by Ascribe. Under terms of the agreement, NexTier can sell the Notes at any time prior to the one-year anniversary without the make-whole guarantee protection.

The Basic Board will be expanded to include seven directors, with Julio Quintana, John Jackson, Keith Schilling and James Kern continuing in their roles. Larry First and two additional members appointed by Ascribe Capital will join the Board. Samuel Langford and Timothy Day agreed to resign from their roles in connection with the closing of the transaction.

Basic Q4 and FY 2019 Earnings Results

In a separate press release issued today, Basic announced earnings results for the fourth quarter and full year 2019. In light of today’s transaction and earnings announcement, Basic has cancelled its previously announced call for Thursday, March 12. A presentation will be available at www.basices.com.

Advisors

Morgan Stanley & Co. LLC served as Basic’s financial advisor, and Weil, Gotshal & Manges LLP acted as the Company’s legal advisor. Lazard is serving as financial advisor to the special committee of the Board of Basic.

Conference Call and Webcast

Basic will host a conference call today at 10:30 A.M. ET / 9:30 A.M. CT to discuss this morning’s announcement as well as its fourth quarter and full year 2019 financial results.

To access the call, please dial (412) 902-0043. Participants should dial in 10 minutes prior to the scheduled start time. The conference call will also be broadcast live via the Internet and can be accessed through the investor relations section of the Company's corporate website, www.basices.com.

A telephonic replay of the conference call will be available for two weeks and may be accessed by calling (201) 612-7415 and using passcode 13699792#. A webcast archive will be available at www.basices.com shortly after the call.

About Basic Energy Services
Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, California, Colorado and Montana. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information is available on the Company’s website at www.basices.com.

Legal Disclaimer
This communication contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are subject to risks and uncertainties. These statements may relate to, but are not limited to, information or assumptions relating to the proposed transaction, the benefits and synergies of the transaction and the future financial performance of Basic Energy Services, Inc. (“Basic”) following the transaction, as well as Basic’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based largely upon Basic’s managements’ current expectations and projections about future events and financial trends affecting the financial condition of Basic’s business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are beyond Basic’s control.